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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             Form 8-K


        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported):
                          July    , 1996



                           AIRGAS, INC.
      (Exact name of registrant as specified in its charter)



   Delaware                1-9344               56-0732648
_______________    _______________________    _____________
(State or other    (Commission File Number)   (I.R.S. Employee
jurisdiction of                                Identification
incorporation)                                 No.)


   100 Matsonford Road, Suite 550 Radnor, Pennsylvania   19087
   ____________________________________________________________
   (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  (610) 687-5253
                                                     ______________



  ____________________________________________________________
  (Former name or former address, if changed since last report)
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Item 5.   Other Events

     On July 26, 1996, Praxair, Inc. ("Praxair") filed suit against Airgas, Inc. (the "Company") in the Circuit Court of Mobile County, Alabama. The complaint alleges tortious interference with business or contractual relations with respect to Praxair's Right of First Refusal contract with National Welders Supply Company, Inc. ("National Welders") by the Company in connection with the Company's formation of a joint venture with National Welders.
Praxair is seeking compensatory damages in excess of $100 million and punitive damages. The Company believes that Praxair's claims are without merit and intends to defend vigorously against such claims.
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                            SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AIRGAS, INC.



Date:  July 31, 1996             By: /s/ Hermann Knieling
                                    _________________________________________
                                    Hermann Knieling
                                    President and Chief Operating Officer

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